                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Scientific Games Holdings Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                     (SCIENTIFIC GAMES INTERNATIONAL LOGO)

                        SCIENTIFIC GAMES HOLDINGS CORP.

To our Stockholders:

     On behalf of the board of directors, it is our pleasure to invite you to attend the 2000 annual meeting of stockholders of Scientific Games Holdings Corp.

     As shown in the formal notice enclosed, the meeting will be held at the Atlanta Windward Hilton Garden Inn, 4025 Windward Concourse, Alpharetta, Georgia 30005 on Friday, May 19, 2000, at 9:00 a.m., E.D.S.T.

     The subjects proposed for action at the meeting are:

     (1) the election of two Class I directors;
     (2) ratification of the selection of the company's auditors; and
     (3) the conducting of such other business as may properly come before the meeting.

     To help us plan for the meeting, please mark the appropriate box on your proxy card telling us if you will be attending in person.

     It is important that your shares be represented at the meeting in order that the presence of a quorum may be assured. Whether or not you plan to attend the meeting, you are urged to date, sign and mail the enclosed proxy card in the envelope provided.

                                          Sincerely yours,

                                          /s/ WILLIAM G. MALLOY
                                          William G. Malloy
                                          Chairman of the Board, Chief Executive
                                          Officer and President

                        SCIENTIFIC GAMES HOLDINGS CORP.

                       NOTICE OF MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 2000

To the Stockholders of
Scientific Games Holdings Corp.

     NOTICE IS HEREBY GIVEN that the 2000 annual meeting of stockholders of Scientific Games Holdings Corp., a Delaware corporation will be held on Friday, May 19, 2000 at 9:00 a.m., E.D.S.T., at the Atlanta Windward Hilton Garden Inn, 4025 Windward Concourse, Alpharetta, Georgia 30005, for the purposes of considering and acting upon the following:

          (1) the election of two Class I directors of the company for terms ending with the 2003 annual meeting of stockholders and until their successors are elected and qualified;

          (2) ratification of the selection by the company's board of directors of Ernst & Young LLP, independent auditors, to audit the accounts of the company and its subsidiaries for 2000; and

          (3) the transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 20, 2000 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The meeting may be adjourned from time to time without notice other than by announcement. A list of stockholders entitled to vote at the meeting will be available for inspection by any stockholder, for any purpose germane to the meeting, during ordinary business hours, during the ten days prior to the meeting, at the offices of the company, 1500 Bluegrass Lakes Parkway, Alpharetta, Georgia 30004.

                                          By Order of the Board of Directors

                                          /S/ C.GRAY BETHEA, JR.
                                          C. Gray Bethea, Jr.
                                          Secretary

Alpharetta, Georgia
April 19, 2000

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, IN ORDER THAT A QUORUM MAY BE ASSURED. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED BY THE SENDER IF MAILED WITHIN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED. THE PROXY SHOULD BE SIGNED BY ALL REGISTERED HOLDERS EXACTLY AS THE STOCK IS REGISTERED.

                        SCIENTIFIC GAMES HOLDINGS CORP.
                          1500 BLUEGRASS LAKES PARKWAY
                           ALPHARETTA, GEORGIA 30004

                             ---------------------

                     PROXY STATEMENT, DATED APRIL 19, 2000,
                          FOR MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 2000

                             ---------------------

                                  INTRODUCTION

     This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of Scientific Games Holdings Corp., a Delaware corporation, from the holders of the common stock, par value $.001 per share, of the company for use at the 2000 annual meeting of stockholders to be held on Friday, May 19, 2000, at 9:00 a.m., E.D.S.T., and any adjournment thereof for the purposes set forth in the accompanying Notice of Meeting and described in detail herein. This proxy statement, together with a form of proxy, is first being mailed to stockholders on or about April 19, 2000.

     The annual report of the company for the year ended December 31, 1999, including financial statements, is being mailed prior to or concurrently with this proxy statement to all stockholders of record as of March 20, 2000 (the "Record Date"), except for accounts where the stockholder has filed a written request to eliminate duplicate reports. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at company expense, with additional copies of the annual report so that such record holders could supply such material to beneficial owners as of the Record Date. Proxies furnished to employees who participate in our employee stock ownership plans which are returned will be considered to be voting instructions to the trustee for each plan with respect to the shares credited to such accounts.

VOTING PROCEDURES

Who can vote?

     Shareholders as of the closing of business on the Record Date are entitled to vote.

How do I vote?

     You may vote by mail by using the proxy card or by attending the meeting and voting in person. To vote by mail, simply mark, sign and date the enclosed proxy card and return it in the postage-paid envelope which has been provided. All properly executed proxies in the form enclosed received in time for the meeting will be voted according to their voting rights in accordance with the instructions contained thereon, and, if no choice is specified, proxies will be voted FOR the election of the two Class I directors named herein; and FOR ratification of the selection of Ernst & Young LLP as independent auditors for 2000.

How can I change my vote?

     Any person giving a proxy pursuant to this proxy statement may revoke it at any time before it is exercised at the meeting by filing with the Secretary of the company, at the address of the company stated above, a written notice of such revocation or a duly executed proxy bearing a later date. In addition, if a person executing a proxy is present at the meeting, he or she may, but need not, revoke his or her proxy, by notice of such revocation to the Secretary of the meeting, and vote his or her shares in person. Proxies, if in the form enclosed, duly signed and received in time for voting, and not revoked before they are voted, will be voted at the meeting in accordance with the instructions specified therein.

SOLICITATION OF PROXIES

Who pays for this proxy solicitation?

     We do. In addition to sending you these materials, some of our directors, officers and regular employees may contact you by telephone, facsimile transmission, mail or in person. They will not receive any extra compensation for doing this. We anticipate that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of our stock entitled to vote at the meeting. Such holders will be reimbursed for out-of-pocket expenses incurred by them in connection therewith in accordance with the regulations of the Securities and Exchange Commission (the "SEC") and The New York Stock Exchange (the "NYSE") for sending proxies and proxy materials to the beneficial owners of shares of the common stock.

     In connection with the meeting, we have retained Corporate Investor Communications, Inc. ("CIC"), 111 Commercial Road, Carlstadt, New Jersey 07072, to assist us in the distribution and solicitation of proxies. CIC's services may include the delivery of proxy materials to brokers, nominees, fiduciaries and other custodians of the common stock for distribution to the beneficial owners of such stock as well as the solicitation of proxies from such beneficial owners. We have agreed to pay CIC $4,000 plus reasonable out-of-pocket expenses.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Our common stock is our only class of securities with general voting rights. Each share of issued and outstanding common stock (excluding shares held in treasury) is entitled to one vote on each matter properly coming before the meeting. Only stockholders of record as of the close of business on the Record Date will be entitled to vote at the meeting, and cumulation of votes is not permitted As of the Record Date, we had a total of 11,414,199 shares of common stock issued and outstanding. Our common stock is listed for trading on the NYSE.

What are the requirements for a quorum?

     Holders of a majority of the outstanding shares entitled to vote, if present in person or represented by proxy, will constitute a quorum at the meeting. Under applicable Delaware law, abstentions and "broker-non-votes" (as described below) are counted for purposes of determining the existence of a quorum for the transaction of business. However, while the NYSE takes the position that abstentions are counted for purposes of determining the existence of a quorum, "broker non-votes" are not so counted under the rules of the NYSE.

What are "broker non-votes"?

     Under the rules of the NYSE, nominees, such as banks and brokers (hereinafter referred to as "Brokers") who hold shares in street name, have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of common stock in street name who do not receive instructions are entitled to vote on the election of directors and the ratification of the selection of auditors. However, Brokers may not vote shares held for customers on approval of certain other matters without specific instructions from such customers. Under applicable Delaware law, "broker non-votes" on any such proposal (where a Broker submits a proxy but does not have authority to vote a customer's shares on such proposal) will not be included in the vote totals on that proposal.

What vote is required to elect directors?

     The two Class I directors to be elected at the meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and casting votes for the position on the board which that nominee represents. With regard to the election of directors, votes may be cast for or withheld from each nominee. Accordingly, under applicable Delaware law, abstentions and "broker non-votes" will have no effect on the outcome of the election of directors. Under NYSE rules, assuming the presence of a quorum in accordance with the NYSE rules, abstentions and "broker non-votes" will likewise have no effect on the outcome of the election of Directors.

What vote is required to pass the other matters?

     In all matters other than the election of directors, only the affirmative vote of the majority of those shares which are present in person or represented by proxy at the meeting and entitled to vote thereon which are cast are required to approve a proposal for purposes of Delaware law. For such purpose, under applicable Delaware law, abstentions are counted for purposes of calculating shares entitled to vote but are not counted as shares voting and have no effect, and "broker non-votes" are not counted as shares eligible to vote and also have no effect. Accordingly, under applicable Delaware law, abstentions and "broker non-votes" will have no effect on ratification of the selection of auditors. However, the NYSE has taken the position that affirmative votes must constitute at least a majority of the quorum (as determined under the NYSE rules) in order to approve matters other than the election of directors. Accordingly, under NYSE rules, abstentions and "broker non-votes" will be treated as votes against the ratification of the selection of auditors.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 20, 2000, certain information concerning ownership of common stock by:

     - each person who we know owns beneficially more than 5% of our common stock

     - each director individually

     - our chief executive officer and each other named executive officer (as defined) listed in the Summary Compensation Table

     - all of our directors and executive officers as a group.

                                                               AMOUNT OF           PERCENT
                                                               BENEFICIAL       OF OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER OR IDENTITY OF GROUP     OWNERSHIP(1)        SHARES(1)
---------------------------------------------------------     ------------      --------------
Paul F. Balser(2)...........................................      13,800                *
Mark E. Jennings(3).........................................      23,800                *
Frank S. Jones(4)...........................................      13,700                *
Edith K. Manns(5)...........................................      15,000                *
Dennis L. Whipple(2)........................................      12,000                *
William G. Malloy(6)........................................     682,625              5.6%
William F. Behm(7)..........................................     177,326                *
Thomas F. Little(8).........................................      62,843                *
Cliff O. Bickell(9).........................................      69,873                *
Bruce H. Longhurst(10)......................................      13,699                *
All Executive Officers and Directors as a group (21
  persons)(11)..............................................   1,252,784              9.9%
Merrill Lynch & Co., Inc.(12)...............................   1,285,900             10.8%
Private Capital Management, Inc.(13)........................   2,273,583             19.1%
Sanford C. Bernstein & Co., Inc.(14)........................     924,450              7.8%

---------------

  *  Less than 1%.
 (1) The determinations of "beneficial ownership" of common stock are based upon Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such rule provides that shares will be deemed "beneficially owned" where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of, shares or where a person has the right to acquire any such power within 60 days after the date such "beneficial ownership" is determined. Except as disclosed in the other notes to the table, each person has sole voting and investment power with respect to the entire number of shares shown as beneficially owned by such person.
 (2) Comprised of options exercisable within 60 days.
 (3) Includes 13,800 shares issuable pursuant to options exercisable within 60 days.
 (4) Includes 12,000 shares issuable pursuant to options exercisable within 60 days.
 (5) Includes 14,200 shares issuable pursuant to options exercisable within 60 days.
 (6) Includes 251,748 shares issuable pursuant to options exercisable within 60 days, 667 shares in the company's 401(K) Plan and 2,943 shares under the employee stock purchase plan ("ESPP") allocated to the named officer.
 (7) Includes 136,861 shares issuable pursuant to options exercisable within 60 days and 673 shares in the company's 401(K) Plan allocated to the named officer.
 (8) Includes 59,999 shares issuable pursuant to options exercisable within 60 days, 674 shares in the company's 401(K) Plan and 2,170 shares under the ESPP allocated to the named officer.
 (9) Includes 61,565 shares issuable pursuant to options exercisable within 60 days, 674 shares in the company's 401(K) Plan and 1,469 shares under the ESPP allocated to the named officer.
(10) Includes 10,799 shares issuable pursuant to options exercisable within 60 days and 1,598 shares under the ESPP allocated to the named officer.
(11) Includes 729,473 shares issuable pursuant to options exercisable within 60 days and 11,596 shares in the company's 401(K) Plan allocated to 14 of the company's 16 executive officers, and 12,097 shares allocated to 9 of the company's 16 executive officers under the ESPP.
(12) The following information is based on a Schedule 13G/A dated February 4, 2000. Merrill Lynch & Co Inc ("Merrill") reports its address as 250 Vesey Street, World Financial Center North Tower, New York, New York 10381-1334. Merrill reports that voting and dispositive power with respect to all 1,285,900 shares is shared by Merrill Lynch Global Allocation Fund, Inc. (the "Fund") and the Merrill Lynch Asset Management Group ("MLAMG"), which includes Merrill Lynch Asset Management, L.P. ("MLAM"). Merrill reports the Fund is advised by MLAM. The Fund reports that it is an investment company registered under Section 8 of the Investment Company Act of 1940. MLAMG reports that it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940.
(13) The following information is based on a Schedule 13G/A dated February 15, 2000. Private Capital Management, Inc. ("Private Capital") reports its address as 3003 Tamiami Trail N., Naples, Florida 34103. Private Capital reports beneficial ownership of 1,893,883 shares and voting power with respect to none of the shares. Private Capital reports that it shares dispositive power with respect to all 1,893,883 shares with Bruce S. Sherman, Chairman of Private Capital, and that it exercises shared dispositive power with respect to the shares held by it on behalf of its clients. Private Capital reports that it is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940. Private Capital also reports that Mr. Sherman is the managing general partner of SPS Partners, L.P. ("SPS") which acts as the investment advisor to the Entrepreneurial Value Fund, L.P. ("EVF") and exercises shared dispositive power with respect to 368,700 shares owned by EVF. Mr. Sherman reports that he has sole voting and dispositive power with respect to 11,000 shares. Mr. Gregg J. Powers, President of Private Capital, reports that he has sole voting and dispositive power with respect to 5,000 shares. SPS reports it has shared dispositive power with respect to 368,700 shares. Mr. Sherman thus reports beneficial ownership of a total of 2,273,583 shares and shared dispositive power with respect to all 1,893,883 shares beneficially held by Private Capital. Mr. Sherman and Mr. Powers disclaim the existence of a group.
(14) The following information is based on a Schedule 13G dated February 8, 2000. Sanford C. Bernstein & Co., Inc. ("Sanford") reports its address as 767 Fifth Avenue, New York, New York 10153. Sanford reports that it is a registered investment advisor. Sanford reports that it beneficially owns 924,450 shares, has sole voting power with respect to 755,590 shares, shared voting power with respect to 13,200 shares with an independent voting agent who is required to vote the shares in the same manner as Sanford, and sole dispositive power with respect to all of the 924,450 shares it holds.

                                AGENDA ITEM ONE

                         ELECTION OF CLASS I DIRECTORS

GENERAL

     Article VI of our Certificate of Incorporation provides that the number of directors shall be fixed from time to time by or pursuant to our By-laws, provided that the number of directors may not be less than one. Our By-laws currently fix the number of directors at not less than one or more than eight as determined from time to time by resolution of the board of directors. Current resolutions of the board have fixed the number of directors at seven. Such resolutions may be changed by the board to increase or decrease the number of directors, subject to compliance with procedures required for the removal of directors. Frank Jones, a current Class I director, is retiring from the board and, accordingly, is not standing for re-election. Mr. Malloy, a current Class III director, is standing for election to the Class I seat being vacated by Mr. Jones. The board will continue to evaluate whether to fill the vacancy for the Class III position or reduce the number of directorships. The board of directors is divided into three classes, with each class to be as nearly equal in number as possible, and the terms of members of such classes are staggered so that members of only one class are elected each year.

INFORMATION REGARDING DIRECTORS

     Each of our directors serves until the annual meeting of stockholders at which his or her term of office expires. At each annual meeting, the successors of the class of directors whose terms expire at such annual meeting are elected for a term expiring at the annual meeting held in the third year following the year of their election. In the case of a vacancy, the board of directors may elect another director as a replacement or leave the vacancy unfilled. Decisions regarding the election of new directors during the year are based upon such considerations as the size of the board and the need to obtain fresh perspectives or to replace the particular skills or experience of former directors. Recommendations for nominations to the board are made by the nominating committee, which currently is composed of William G. Malloy, the company's President, Chief Executive Officer and Chairman of the Board of Directors, and Frank S. Jones, Paul F. Balser, Mark E. Jennings and Dennis L. Whipple, four of the company's current independent, outside directors. Although our By-laws require advance notice be given to the company and require that certain information be furnished for stockholder nominations for directors, there is no formal procedure for stockholders' recommendations.

     Proxies received from holders of common stock will be voted for the election of the nominees named below as Class I directors for a term expiring at the 2003 annual meeting, unless authority to do so is withheld. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution therefor by the present board of directors. Although we do not know of any reason why any of the nominees might not be able to serve, the board of directors will propose a substitute nominee if any nominee is not available for election. The only seats on the board expiring this year are the two Class I directorships. Dr. Manns is an independent, outside director of the company. If both nominees are elected, two of our six directors will be executive officers of the company and four will be independent, outside directors.

     Biographical information concerning all of the directors is set forth below:

NOMINEES FOR ELECTION OR RE-ELECTION AS CLASS I DIRECTORS

     William G. Malloy, age 53, has been President and Chief Executive Officer of the company since 1991 and has held such positions with the company's predecessor since 1990. Prior to becoming President and Chief Executive Officer, Mr. Malloy served as the company's Vice President, Treasurer and Chief Financial Officer. Mr. Malloy was elected a director and Chairman of the Board in 1991. Mr. Malloy has over twenty-five years of experience in the coin-operated amusement and gaming industry. Mr. Malloy currently serves on the board of directors of MDI Entertainment, Inc. If elected, Mr. Malloy's term of office as a director will expire with the 2003 annual meeting.

     Edith K. Manns, age 63, has been a director since November 1993. Dr. Manns retired from Georgia State University's School of Public Policy Studies in August, 1999. Formerly an Associate Professor of Public Administration, Dr. Manns is an emeritus faculty member. Dr. Manns served for twenty-three years on the faculty of Georgia State University, where she was Associate Dean, both in the College of Allied Health Sciences and subsequently in the College of Public and Urban Affairs. Dr. Manns has served on the board of directors for a number of non-profit environmental groups and is currently a member of the board of directors of the Georgia Environmental Organization. If re-elected, Dr. Manns' term of office as a director will expire with the 2003 annual meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF MR. MALLOY AND DR. MANNS AS CLASS I DIRECTORS.

OUR CONTINUING DIRECTORS

     Paul F. Balser, age 58, has been a director since 1991, and has been a Managing Partner of Generation Partners L.P. since August 1995. Prior to August 1995, he was a Partner of Centre Partners L.P. from September 1986 to August 1995. Centre Partners L.P. is the managing general partner of Centre Capital Investors, L.P. ("CCI"), an investment firm that was a principal stockholder of the company until a distribution by CCI to its general and limited partners of the common stock held by it in March 1994 in connection with a secondary offering of the common stock. From April 1982 to September 1986, Mr. Balser was a Managing Director and a member of the board of directors of J. Henry Schroder Corp., an investment banking firm. Mr. Balser currently serves on the boards of directors of Kansas City Southern Industries, Inc., The Carbide/Graphite Group, Inc., MetroLabel Corp., New Wave Communications, L.P. and LVI Environmental Services Inc. Mr. Balser's term of office as a director expires with the 2002 annual meeting.

     Dennis L. Whipple, age 56, has been a director since December 1994. Mr. Whipple is Chairman and CEO of EverCom, Inc., a telecommunication and billing services company, a position he had held since September 1998. Prior to such time, he was President of Alltel Communications, Inc. from June 1995 through August 1998 and President and CEO of Contel Cellular, Inc. from 1991 to 1995. Mr. Whipple also served in various operational and staff capacities with GTE Corp. ("GTE") for nineteen years, ending his service with GTE as Corporate Vice President--Marketing and Business Development for GTE Mobile Communications. Mr. Whipple's term of office as a director expires with the 2002 annual meeting.

     William F. Behm, age 54, joined the predecessor to the company in 1978 and was promoted to Executive Vice President in 1988 and was elected a director in 1992. Mr. Behm has overall management responsibility for the company's research and business development projects. In addition, he is responsible for all of the company's product security issues. Prior to joining the company, Mr. Behm was an aerospace engineer with McDonnell Douglas Corporation. Mr. Behm was instrumental in the development of the company's former on-line lottery system, the invention of instant lottery bar codes, the development of the company's Terra 2000(R) environmental instant ticket, and its SciScan Technology(R). He is co-named as the inventor in various issued patents and pending patent applications and is a regular speaker at trade shows and conferences on the subject of technology in the lottery industry. Mr. Behm's term of office as a director expires with the 2001 annual meeting.

     Mark E. Jennings, age 37, has been a director since 1991, and has been a Managing Partner of Generation Partners L.P. since August 1995. Generation Partners L.P. is a $165 million investment partnership. Prior to August 1995, he was a Partner of Centre Partners L.P., where he had been employed since 1987. From 1986 to 1987, Mr. Jennings was employed at Goldman, Sachs & Co. Mr. Jennings currently serves on the Boards of Directors of Snyder Communications, Inc., The Johnny Rockets Group, Inc., LVI Services, Inc., High End Systems, Inc., MetroLabel Corp., and National Transportation Exchange, Inc. Mr. Jennings' term of office as a director expires with the 2001 annual meeting.

                        DIRECTORS' FEES AND COMPENSATION

     All directors are reimbursed for expenses incurred in attending board and committee meetings. Compensation for non-employee directors is comprised of:

     (1) an annual cash retainer of $20,000 payable in equal quarterly installments,

     (2) options issued pursuant to our Directors Stock Option Plan, as amended and restated ("DSOP") and

     (3) the option to tax-defer cash compensation pursuant to our Directors Deferred Compensation Plan ("DDCP").

     The DSOP provides for the grant to an eligible non-employee director of options to purchase 6,000 shares of common stock generally upon the initial election of such non-employee director to the board and the grant of options to purchase an additional 3,000 shares annually thereafter to such director subject to the provisions of the DSOP. Options are issuable under the DSOP at an exercise price equal to the fair market value of the common stock as of the option grant date and vest at a rate of twenty percent per year beginning with the first year's anniversary of the grant, and expire on the tenth anniversary of the grant date. Options are immediately exercisable upon vesting, subject to certain limitations imposed by the DSOP. The DDCP allows all non-employee directors to make an annual election to defer all or any portion of their retainer, which amounts may be held by a so-called "rabbi trust" and are accounted for as assets of the company.

                      MEETINGS AND COMMITTEES OF THE BOARD

     During 1999, the board of directors held five (5) regular meetings and no special meetings. All directors attended at least seventy-five percent (75%) of the total number of meetings of the board of directors and any committee of the board on which they served.

                           GOVERNANCE OF THE COMPANY

     In accordance with applicable Delaware state law, the business of the company is managed under the direction of our board of directors.

     There are currently four standing committees of the board of directors. Committee memberships, the number of committee meetings held during 1999 and the functions of those committees are described below.

AUDIT COMMITTEE

     The current members of the audit committee are Dr. Edith K. Manns (Chairman), Frank S. Jones, Mark E. Jennings and Dennis L. Whipple.

     The audit committee currently consists of four directors and represents the board in discharging its responsibilities relating to the accounting, reporting and financial control practices of the company and its subsidiaries. Such committee has general responsibility for reviewing with management the financial controls, accounting, and audit and reporting activities of the company and its subsidiaries. The audit committee annually reviews the qualifications and objectivity of our independent auditors, makes recommendations to the board as to the selection of auditors, reviews the scope, fees and results of their audit, reviews their non-audit services and related fees, reviews their management comment letters and annually reviews the status of significant current and potential legal matters. Such committee is also empowered to conduct its own investigations into issues related to the aforementioned responsibilities and to retain independent counsel or outside experts for such purposes. During 1999, the audit committee held two (2) meetings.

COMPENSATION COMMITTEE

     The current members of the compensation committee are Paul F. Balser (Chairman), Mark E. Jennings, William G. Malloy and Dr. Edith K. Manns.

     The compensation committee currently consists of four directors and oversees incentive compensation plans for officers and key employees, approves standards for setting compensation levels for company executives and grants the specific awards made under the company's executive incentive compensation plan. Such committee also approves the compensation of certain employees whose salaries are above specified levels set by the entire board and makes recommendations to the board as required. It also reviews senior management development programs and evaluates senior management's performance against our business plans and budgets. Such committee is authorized to hire and regularly consult with independent compensation advisors.

     The compensation committee also represents the board in discharging its responsibilities with respect to any employee pension, savings and benefit plans of the company. It may appoint members of management, which need not be directors, to serve on an employee benefits administration committee and a benefit plans investment committee, which are to be responsible, respectively, for the administration of our employee benefit plans and for the custody and management of assets of those plans that are funded. During 1999, the compensation committee held one (1) meeting.

STOCK OPTION COMMITTEE

     The current members of the stock option committee are Frank S. Jones (Chairman), Paul F. Balser, Dr. Edith K. Manns and Dennis L. Whipple.

     The stock option committee consists of four directors. Such committee or a subcommittee thereof is responsible for administering all of our stock option plans. During 1999, the stock option committee held one (1) meeting.

NOMINATING COMMITTEE

     The current members of the nominating committee are William G. Malloy (Chairman), Mark E. Jennings, Paul F. Balser, Frank S. Jones and Dennis L. Whipple.

     The nominating committee currently consists of five directors and identifies and recommends candidates for election to the board. It advises the board on terms of tenure, retirement policy, compensation of directors and issues involving potential conflicts of interest. Such committee also considers candidates recommended by stockholders. Any stockholder who wishes to recommend a candidate for election to the board should submit such recommendation to the secretary of the company. The submission should include a statement of the candidate's business experience and other business affiliations and confirmation of the candidate's willingness to be considered as a nominee. During 1999, the nominating committee held one (1) meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Balser, Jennings, and Malloy and Dr. Manns served on the compensation committee for the year ended December 31, 1999. Mr. Malloy is the company's chief executive officer and president.

                         COMPENSATION COMMITTEE REPORT

     The following report and the performance graph which follows such report do not constitute soliciting materials and are not considered filed or incorporated by reference into any other company filing under the Securities Act of 1993 or the Securities Exchange Act of 1034, unless we state otherwise.

     The compensation committee's goals are to:

     - provide our executives with compensation competitive with other similar companies;

     - reward our executives consistent with the performance of the company;

     - recognize individual performance;

     - retain and attract qualified executives; and

     - encourage our executives to increase shareholder value.

     To achieve these goals, the compensation committee has put into place an executive compensation program with three basic elements: (1) base salary, (2) stock options, and (3) annual and multi-year performance-based cash bonuses.

     Mr. Malloy typically proposes to the compensation committee the amount and type of compensation for our executives. Factors considered by Mr. Malloy in making recommendations, and by the compensation committee in making decisions with regard to compensation, may include their subjective evaluation of our revenue growth, pre-tax margins, earnings before interest, taxes, depreciation and amortization, earnings per share, return on average net assets, asset turnover, as well as the nature of an individual officer's duties and responsibilities, such individual officer's performance, the compensation paid to officers of our competitors (to the extent known), a subjective assessment of the compensation our officers could obtain in the market and the officer's length of service. While various components of the company's performance may be considered in setting compensation, base salary has not been formally tied to pre-established, fixed objective measures of company performance, nor has any objective ranking or weighting been attributed to specific measures of performance in setting base salary.

     The compensation committee believes that directly linking a portion of management's compensation to specified financial performance goals is an important element of any total compensation package. Under our Intermediate-Term Incentive Compensation Plan (the "IICP"), participating members of manage-ment, including all Named Executive Officers, are eligible for, and annual cash bonuses currently are earned based on, our achievement of a specified compound growth in our earnings per share over a series of rolling three-year periods which began with the three-year period ending December 31, 1998. If our actual results fall short of the performance goal specified during such three-year period, no amounts will be payable under the IICP for such three-year period; however, if the target is met or exceeded, participants will be eligible to receive a cash bonus payable over the following three years. To receive any payment under the IICP, a participant must be an employee of the company on the first business day of any year in which payments become payable. The total amount payable to participants will vary within a range, with a minimum amount specified for meeting the target and a maximum amount specified for exceeding the target by a specified percentage or more.

     Because our actual results fell short of our performance goal for the three-year period ending December 31, 1999, no amounts were payable under the IICP for such period.

     If our IICP target is met for the rolling three-year period ending December 31, 2000, there will be a total payout from the IICP to the participants, including the Named Executive Officers, (which amount will be upwardly adjusted for any participation by Mr. Malloy in the IICP) ranging from $800,000 to $1,600,000, depending upon our actual earnings per share for the period. Conversely, if the company's results fall short of its performance goal for the three-year period ending December 31, 2000, no amounts will be paid for such rolling three-year period. Amounts payable under the IICP, if any, with respect to the period will be distributed to participants in equal and consecutive installments over the ensuing three-year period.

     The compensation committee also believes that directly linking the financial interests of management with that of our stockholders is another important element of the total compensation package. Accordingly, since 1996 the compensation committee has recommended that the stock option committee make annual awards of stock options to the company's senior management. The terms of our stock option plans provide the stock option committee with broad discretion in making awards to our senior management.

     In 1999, each member of the company's senior management, except for Mr. Malloy, who received a long-term grant of options in 1998 under his employment and severance benefits agreement, was granted options to purchase either 5,000 or 10,000 shares of our common stock. Each of the Named Executive Officers was granted options to purchase 10,000 shares of common stock. Such options vest ratably over three years, beginning with the first anniversary of their date of grant and have an exercise price equal to the common stock's fair market value on the option grant date.

     In 1998, we entered into an employment and severance benefits agreement with Mr. Malloy to secure his continued services and centralize in one document information with respect to his employment and severance benefits, the significant terms of which are described in this proxy statement in the Executive Compensation and Other Information section under the heading "Employment and/or Severance Benefits Agreements". Pursuant to his employment and severance benefits agreement, Mr. Malloy was granted options to acquire 200,000 shares of the company's common stock. Such options began vesting January 1, 2000 at the rate of 50,000 options per year and the compensation committee currently believes that such option grant provides an appropriate level of equity based incentive compensation for Mr. Malloy through 2000.

     In 1999, the compensation committee considered the same factors with respect to those elements of Mr. Malloy's compensation which are not fixed by his employment contract as it considered with respect to the other members of our senior management. There was no pre-established formula or other objective link between the level of Mr. Malloy's compensation and the performance of the company, except for a portion of the targets under the IICP.

     As one of the factors in its review of compensation matters, the compensation committee considers the anticipated tax treatment to the company and to the executives of various payments and benefits.

Some types of compensation payments and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations and changes in the tax laws and other factors beyond the compensation committee's control also could affect the deductibility of compensation. Based on current compensation levels, we do not expect our ability to deduct executive compensation to be limited by operation of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), in the foreseeable future.

     Although our stock option plans generally have been structured with the goal of complying with the requirements of Section 162(m), and the compensation committee believes stock options awarded thereunder should qualify as "performance-based" compensation exempt from limitations on deductibility under
Section 162(m), the deductibility of any compensation was not a condition to any compensation decision.

     The foregoing report has been furnished by members of the following committees:

COMPENSATION                             STOCK OPTION COMMITTEE
Paul F. Balser                           Frank S. Jones
Mark E. Jennings                         Paul F. Balser
William G. Malloy                        Dr. Edith K. Manns
Dr. Edith K. Manns                       Dennis L. Whipple

                               PERFORMANCE GRAPH

     The following graph compares the percentage change in our cumulative total stockholder return on common stock with the cumulative total return, assuming reinvestment of dividends, of (1) the Standard & Poor's 500 Stock Index, and (2) a peer group index constructed by the company.


                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                  COMPANY, S&P 500 INDEX AND PEER GROUP INDEX

                                            12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
                                            --------   --------   --------   --------   --------
Company (1)...............................  $151.00    $107.00    $ 81.00    $ 75.50    $ 66.25

S&P 500 Index.............................  $137.58    $169.17    $225.60    $290.08    $351.12

Peer Group Index..........................  $112.27    $136.58    $145.74    $116.54    $ 96.50

----------

(1) For the year ending December 31, 1995, the company's self-constructed peer group was composed of Bally Gaming International, Inc. ("Bally"), GTECH Holdings Corp., and Powerhouse Technologies, Inc. (formerly known as Video Lottery Technologies, Inc. ("Powerhouse"). In June 1996, Alliance Gaming Corp., ("Alliance"), completed the acquisition of Bally, which is now a wholly-owned subsidiary of Alliance. Accordingly, for each of the years ended December 31, 1996 through December 31, 1998, the company's self-constructed peer group is composed of Alliance, GTECH Holdings Corp., and Powerhouse. The year ended December 31, 1999 includes Anchor Gaming, which acquired Powerhouse on June 29, 1999. The peer group index has been weighted to account for the respective market capitalization of the subject companies.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth the compensation we paid for the periods indicated to the individual serving as our chief executive officer during 1999 and to our four most highly compensated executive officers (other than the chief executive officer) who earned more than $100,000 during 1999 (collectively, "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                                                      -------------------
                                            ANNUAL COMPENSATION(1)    SECURITIES
                                           ------------------------   UNDERLYING    IICP     ALL OTHER
                                                  SALARY     BONUS     OPTIONS     PAYOUT   COMPENSATION
NAME AND PRINCIPAL POSITION                YEAR   ($)(1)    ($)(2)       (#)        ($)        ($)(3)
---------------------------                ----   -------   -------   ----------   ------   ------------
William G. Malloy........................  1999   462,000   259,313                 -0-         4,800
  President and Chief Executive Officer    1998   456,923   164,812    220,000      -0-         3,200
                                           1997   188,160   461,840     20,000      N/A         3,166
William F. Behm..........................  1999   207,173   108,131                 -0-         4,800
  Executive Vice President                 1998   207,216    65,202     10,000      -0-         3,166
                                           1997   185,769    46,165     10,000      N/A         3,000
Thomas F. Little.........................  1999   236,987   118,526                 -0-         4,800
  Senior Vice President                    1998   234,582    78,615     10,000      -0-         3,200
                                           1997   203,554    59,480     10,000      N/A         3,166
Cliff O. Bickell.........................  1999   202,860   102,001                 -0-         4,800
  Vice President, Treasurer and Chief      1998   200,631    69,829     10,000      -0-         3,200
  Financial Officer                        1997   171,742    29,454     10,000      N/A         3,166
Bruce H. Longhurst(4)....................  1999   194,355    86,844                 -0-         9,718
  Vice President, International Sales      1998   195,524    87,111     10,000      -0-        13,500
  and Marketing                            1997    29,366                  -0-      N/A           -0-

----------

(1) The amounts shown do not include indirect compensation, the value of which for each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the aggregate compensation for such officer.
(2) Yearly bonus amounts exclude amounts paid as a bonus in the applicable year for services rendered in a prior year which may have been deferred at the election of the Named Executive Officer and include amounts earned in such year which may have been deferred at the election of the Named Executive Officer to a later year.
(3) These amounts constitute matching contributions to our 401(k) plan, which were at 50% of the first 6% of the employee's annual contribution.
(4) Mr. Longhurst became an executive officer of the company on November 20, 1997.

DEFERRED COMPENSATION ARRANGEMENTS

     The company has a Management Deferred Compensation Plan ("MDCP") under which certain members of senior management are permitted to elect to defer up to 50% of their salary and up to 100% of their annual cash incentive bonus. Assets of the MDCP may be held by a rabbi trust and are accounted for as assets of the company.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The company has a Supplemental Executive Retirement Plan ("SERP"). Currently, seven (7) of sixteen (16) members of our senior management, including all Named Executive Officers, participate in the SERP. The compensation committee is authorized to add additional participants to the SERP. SERP participants with five years of credited service are 100% vested in their benefits. All of the Named Executive Officers are fully vested, except for Mr. Longhurst, a Canadian national, who is not a participant under the SERP. SERP participants who retire at age 65 will generally receive benefits for 15 years following retirement in an amount equaling 53% of the participant's compensation during his or her final three calendar years of employment, subject to length of service. Benefit amounts may be reduced under the SERP in certain circumstances, based upon length of service for all participants and subject to vesting schedules for participants entering the SERP after January 1, 1996. To provide a funding source for the payment of SERP benefits, the company owns whole-life insurance contracts on certain of the SERP participants. These policies may be placed in a rabbi trust that would hold the policies and death benefits as they are received.

     So long as Mr. Longhurst is an employee at year end, in lieu of his participation in the SERP, we provide a matching contribution for up to 5% of his annual compensation into a retirement program in Canada. Our obligation to make such contribution also is subject to Mr. Longhurst contributing 5% of his annual salary to such retirement plan and we may make our contribution in cash, common stock, or a combination thereof.

EMPLOYMENT AND/OR SEVERANCE BENEFIT AGREEMENTS

     We have employment agreements, with three (3) of our executive officers, Messrs. Malloy, Behm and Little. The employment agreements for Mr. Behm and Mr. Little expire September 30, 2000. Under such employment agreements, annual base salaries for Messrs. Behm and Little were $207,173 and $236,987, respectively, for 1999. Their annual salaries are subject to upward adjustment at a rate equal to the greater of the inflation rate or 5% per annum. Pursuant to such employment agreements, Mr. Behm and Mr. Little participate in an executive automobile plan and incentive compensation plans. Such employment agreements also provide for payment of benefits in the event of death or permanent disability equal to six months of salary and contain a three year post-term prohibition on solicitation of the company's customers and employees, a one year post-term non-compete covenant and confidentiality covenants unlimited as to term. The one year non-compete covenant may be extended for an additional year at our option upon the making of payments to the affected executive equal to the prior year's salary. In the event we terminate Mr. Behm or Mr. Little other than for cause or other than in connection with a change in control, the applicable executive would be entitled to a severance payment under such employment agreements of not less than the sum of one year's base salary plus the prior year's bonus and to his company provided car and the continuance for one year thereafter of certain employee benefits.

     We entered into a new employment and severance benefits agreement with Mr. Malloy effective as of January 1, 1998. Mr. Malloy's agreement is for a five-year term, subject to automatic renewal for additional five year terms unless either Mr. Malloy or the company gives notice of an intent not to renew within the time period specified in the agreement. Under the agreement, Mr. Malloy receives an annual base salary of $440,000 subject to increase for inflation and other factors. Other benefits include company paid term life insurance in the amount of $4,000,000, the grant in 1998 of options to acquire 200,000 shares of common stock and the right to borrow up to $650,000 from the company subject to Mr. Malloy adequately collateralizing any such loan. The agreement also provides, among other things, for Mr. Malloy's continued participation in our deferred compensation and supplemental retirement plans, annual and intermediate term incentive compensation plans, reimbursement of certain expenses, and continued participation in an executive automobile plan. In the event we terminate Mr. Malloy's employment, other than for "cause" (as defined in the agreement), we would be obligated to make a lump sum payment to him equal to three times Mr. Malloy's average annual compensation for the preceding 24 months. Such termination also would result in the immediate vesting of all options and restricted stock granted to him. Such amounts generally would not include the cash value of non-cash benefits. Mr. Malloy or his family also would be entitled to the continuation of certain life, medical and other insurance benefits for up to three years and title to any company provided motor vehicle. The amount of such severance payment would be subject to downward adjustment for disability payments and upward for the amount of any additional tax on Mr. Malloy's severance benefits if he were terminated in connection with a change in control of the company. Additional benefits payable only in the event of a termination in connection with a change in control include the obligation to make an unsecured loan equal to Mr. Malloy to fund the aggregate option exercise price of his options and related tax payments. A "change in control" under Mr. Malloy's agreement will be deemed to have occurred if (i) the board or the stockholders of the company approves (x) any consolidation or merger of the company pursuant to which the holders of voting securities of the company immediately prior to such merger or consolidation do not have more than fifty percent (50%) of the combined voting power of the voting securities of the company or such surviving or parent entity immediately after the consolidation or merger, (y) any sale, lease, exchange or other transfer of all or substantially all of the assets of the company (determined on a consolidated basis) in one transaction or a series of related transactions other than a transfer to a wholly-owned subsidiary of the company, (ii) the board or stockholders of the company adopts any plan or proposal for the liquidation or dissolution of the company; (iii) any "person" or "group" of persons (as such terms are determined pursuant to Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder), other than the management stockholders, either alone or in conjunction with their Affiliates (as that term is defined in Rule 405 promulgated under the Exchange Act), becomes the beneficial owner, directly or indirectly, of voting securities of the company representing, or securities convertible into, or exchangeable for, securities representing, more than fifty percent (50%) of the combined voting power of the company's then outstanding voting securities; or (iv) any "person" or "group" of persons (as such terms are determined pursuant to Sections 13(d)(3) and 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder), other than the management stockholders (as defined in the agreement), either alone or in conjunction with their Affiliates (as that term is defined in Rule 405), acquires the right or power to nominate and/or control, directly or indirectly, whether through the ownership of voting securities of the company, by contract or otherwise, a majority of the members of the company's board.

     The company's agreement with Mr. Malloy also contains confidentiality, non-competition and non-solicitation provisions with regard to employment and customers of the company. Such provisions are binding on Mr. Malloy generally for at least three years.

     Fourteen (14) other members of senior management, including all Named Executive Officers, also have severance benefits agreements, pursuant to which we have agreed to pay certain benefits to such individuals in the event of certain defined terminations of employment, including in the case of any severance (other than for "cause" as defined in such agreements) after a change in control, which change in control is not approved by a majority of the management directors (defined as those directors of the company who are also initial management stockholders, also as defined in the agreements). A "change in control" for purposes of such severance benefit agreements is deemed to have occurred if any "person" or "group" of persons (as determined pursuant to Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder), other than the specified management stockholders, (i) becomes the beneficial owner, directly or indirectly, of voting securities of the company, or securities convertible into, or exchangeable for, voting securities, representing more than 50% of the combined voting power of the company's then outstanding securities or (ii) acquires the right or power to nominate and/or control, directly or indirectly, a majority of the members of the board of directors, without having first received the prior written consent of at least two-thirds (including the favorable vote of at least one director who is a management stockholder) of the members of the entire board of directors in office prior to any such person or group of persons acquiring such right or power.

     Such severance benefits would be paid in an amount, in addition to base salary owing and bonus prorated through the date of termination, equal to three years of the highest rate of base salary and highest bonus paid during the three-year period immediately preceding the date of termination or change in control, whichever was higher. In addition, upon any such change in control, all stock options of the affected individual would become vested and immediately exercisable and (i) the company, in such event, would be obligated to lend to the individual for a three-year period at the then prevailing prime interest rate an amount equal to the exercise price of the options plus any taxes payable by such employee in respect of the exercise of such options and (ii) in the event of a termination (other than for defined cause) within two years after such change in control, the company would be required to maintain for up to three years all life, medical and other insurance benefit plans (to the extent, after the COBRA period of 18 months, that the employee is insurable) in which the employee was entitled to participate prior to termination and to have assigned to him, to the extent assignable, any such policies at the end of such three-year period. Such agreements also require the company to pay the reasonable legal fees and expenses, if any, incurred by the employee in the successful enforcement of any right or benefit provided under such severance benefits agreements. In such agreements, each employee has committed to remain an employee of the company notwithstanding any commencement of an exchange offer, proxy contest or other steps to effect a change in control of the company until any such tender offer, proxy contest or other steps are abandoned or terminated or until a change in control is actually effected.

     We estimate the value of the compensation and benefits payable under the change in control provisions of the severance benefits agreements, as of December 31, 1999, if such provisions were triggered by a change in control and termination of such Named Executive Officers, would have been $945,912 to Mr. Behm, $1,066,539 to Mr. Little, $914,583 to Mr. Bickell and $843,597 to Mr. Longhurst. In all cases, such change in control estimates are not reduced to present value and do not include any amount for the value of life, disability and medical insurance benefits or company car. We estimate the value of the compensation and benefits payable under the change in control provisions of Mr. Malloy's employment and severance benefits agreement, as of December 31, 1999 if such provisions were triggered by a change in control and termination of Mr. Malloy, would have been $2,163,939.

STOCK OPTION PLANS

     We previously have granted options to certain of our current executive officers and other key employees under one or more of six separate plans. Such plans as currently in effect are described below.

     The first two such plans, the First 1991 Management Stock Option Plan and the Second 1991 Management Stock Option Plan, were established prior to our initial public offering. Options to purchase an aggregate of 360,986 shares of common stock have been issued pursuant to the First 1991 Management Stock Option Plan, and an aggregate of 702,084 options to purchase shares of common stock have been issued pursuant to the Second 1991 Management Stock Option Plan. The exercise price for each share subject to the First 1991 Management Stock Option Plan and the Second 1991 Management Stock Option Plan is $1.46.

     In July 1993, the board of directors adopted the 1993 Management Stock Option Plan pursuant to which options to purchase up to 136,982 shares of common stock may be granted to officers and key employees of the company. Options granted under such plan are at option prices established by the stock option committee at not less than fair market value on the date of grant. Options for 136,982 shares were issued in August 1993 at an exercise price of $7.00 per share.

     In March 1994, the board of directors adopted the 1994 Management Stock Option Plan pursuant to which options to purchase up to 300,000 shares of common stock may be granted to the company's executive officers. Options granted under such plan are at option prices established by the stock option committee at not less than the fair market value on the date of grant. Options for 300,000 shares were issued to nine executive officers in March 1994 at an exercise price of $12.00 per share.

     In March 1995, the board of directors adopted the 1995/1996 Management Stock Option Plan pursuant to which options to purchase up to 300,000 shares of common stock may be granted to the company's executive officers. Options granted under such plan are at option prices established by the stock option committee at not less than the fair market value on the date of grant. Options for 300,000 shares were issued to nine executive officers in March 1995 at an exercise price of $19.75 per share.

     Effective May 1996, the board of directors adopted the 1996 Key Employee Stock Option Plan pursuant to which options to purchase up to 600,000 shares of common stock may be granted to our executive officers, senior management and other key employees. Options granted under such plan are at option prices established by the stock option committee at not less than the fair market value on the date of grant. The following options had been issued through December 31, 1999 under the 1996 Key Employee Stock Option Plan: options for 100,000 shares were issued in May 1996 at an exercise price of $31.50 per share; options for 110,000 shares were issued in 1997 at an exercise price of $20.375 per share; options for 120,000 shares were issued in 1998 at an exercise price of $21.875; options for 200,000 shares also were issued in 1998 at an exercise price of $18.3125 per share; and options for 80,000 shares were issued in 1999 at an exercise price of $17.06 per share.

     In February 1999, the company adopted the 1999 Key Employee Stock Option Plan. No options had been issued through December 31, 1999 under the 1999 Key Employee Stock Option Plan.

     At March 20, 2000, the aggregate number of shares currently available for grant under all of the employee stock option plans was 835,714, including 181,472 shares which were subject to previously issued options which expired or were cancelled and, as a result, became available for re-grant pursuant to the terms of the applicable plan.

     The exercise of the options granted pursuant to each option plan is subject to certain vesting requirements set forth in each option plan.

     The following table sets forth certain information concerning options, all of which are exercisable unless otherwise noted, which were granted in 1999 to the executive officers listed in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                                  ------------------------------------------------     POTENTIAL VALUE AT
                                                                                      ASSUMED ANNUAL RATES
                                  NUMBER OF    % OF TOTAL                                OF STOCK PRICE
                                  SECURITIES    OPTIONS                                   APPRECIATION
                                  UNDERLYING   GRANTED TO                                FOR OPTION TERM
                                   OPTIONS     EMPLOYEES    EXERCISE                 -----------------------
                                   GRANTED     IN FISCAL      PRICE     EXPIRATION   0%     5%(3)    10%(3)
              NAME                   (#)          YEAR      ($/SHARE)   DATE(1)(2)    $       $         $
              ----                ----------   ----------   ---------   ----------   ---   -------   -------
William F. Behm.................    10,000        8%        $17.0600     02/04/09      0   107,289   271,892
Thomas F. Little................    10,000        8%        $17.0600     02/04/09      0   107,289   271,892
Cliff O. Bickell................    10,000        8%        $17.0600     02/04/09      0   107,289   271,892
Bruce H. Longhurst..............    10,000        8%        $17.0600     02/04/09      0   107,289   271,892

----------

(1) All listed options were granted with a ten year term and vest ratably over a three year period beginning with the first annual anniversary of the date of grant.
(2) Each option granted also becomes exercisable upon the occurrence of a defined recapitalization or change in control or upon the death or permanent disability of such officer and as otherwise provided in applicable benefits agreements, severance or employment and severance benefits agreements. None of the options described above are "incentive stock options" as defined in the Code.
(3) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall market conditions. There can be no assurance that the amounts reflected in these columns will be achieved or if achieved will exist at the time of any option exercise.

     The following table sets forth certain information concerning options exercised in 1999 and unexercised options held at December 31, 1999 by the Named Executive Officers listed in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SECURITIES   VALUE OF UNEXERCISED IN-
                                                                  UNDERLYING OPTIONS      THE-MONEY OPTIONS AT
                                       SHARES                        AT FY-END(#)             FY-END(1)($)
                                     ACQUIRED ON      VALUE          EXERCISABLE/             EXERCISABLE/
               NAME                  EXERCISE(#)   REALIZED($)      UNEXERCISABLE            UNEXERCISABLE
               ----                  -----------   -----------   --------------------   ------------------------
William G. Malloy..................       -0-            N/A       238,414/170,001             948,951/0

William F. Behm....................       -0-            N/A        126,861/20,001             786,172/0

Thomas F. Little...................    16,873       $230,522         49,999/20,001                   0/0

Cliff O. Bickell...................       -0-            N/A         49,999/20,001                   0/0

Bruce H. Longhurst.................       -0-            N/A          3,333/16,667                   0/0

----------

(1) Based on the closing price of the common stock as reported on the NYSE on December 31, 1999 of $16.5625 per share.

                                AGENDA ITEM TWO

                             SELECTION OF AUDITORS

     We have appointed the accounting firm of Ernst & Young LLP as our independent auditors to review and audit our financial statements for the year ending December 31, 2000. A resolution to ratify the appointment will be presented at the annual meeting. A majority of the votes cast must vote in favor to ratify the appointment. If the shareholders do not ratify the appointment, we may reconsider our selection of Ernst & Young, LLP.

     Even if such selection of Ernst & Young, LLP is ratified, the board of directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the board feels that such change would be in the best interests of the company and its stockholders.

     Ernst & Young LLP has served as the company's independent auditors since 1991.

     A representative of Ernst & Young LLP is expected to be present at the meeting, will have an opportunity to make a statement if he or she so desires to do so, and is expected to be available to respond to appropriate questions which stockholders might have.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" AGENDA ITEM TWO.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file reports of ownership and reports of changes in ownership with the SEC. Copies of all Section 16(a) forms must be provided to us. Based solely on our review of the reports furnished to us and representations from our executive officers and directors, we believe that each of our directors and executive officers filed during 1999 all required Section 16(a) reports and that such reports were filed on a timely basis, except that Bruce H. Longhurst, Vice President of International Sales and Marketing, inadvertently failed to timely file a single Form 4 reporting shares acquired under a supplemental executive retirement plan.

                                AVAILABILITY OF
             ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

     Copies of our annual report for the year ended December 31, 1999, which includes certain financial information about the company, are currently being mailed, together with this proxy statement, to our stockholders. Additional copies of such annual report along with copies of our annual report on Form 10-K for the year ended December 31, 1999 (the "Form 10-K"), as filed with the SEC (exclusive of exhibits and documents incorporated by reference), are available to stockholders who make written request therefor addressed to: Scientific Games Holdings Corp., 1500 Bluegrass Lakes Parkway, Alpharetta, Georgia 30004, Attention Corporate Secretary. Copies of the Form 10-K are available without charge. Copies of exhibits and basic documents filed with the Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of the company's expenses in furnishing such documents. Copies of the Form 10-K and other documents filed by the company with the SEC may also be reviewed at the SEC's internet web site at www.sec.gov.

                                 OTHER MATTERS

     Management does not intend to present to the meeting any business other than the items stated in the "Notice of Meeting of Stockholders" and does not know of any matters to be brought before the meeting other than those referred to above. If, however, any other matters properly come before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

     Whether or not you expect to be at the meeting in person, please sign, date and return promptly the enclosed proxy. No postage is necessary if the proxy is mailed in the United States.

                             STOCKHOLDER PROPOSALS

     If we send the proxy statement relating to next year's annual meeting to our stockholders on the anniversary of the date of this proxy statement, any proposal to be presented at next year's annual meeting must be received at our principal executive offices not later than December 21, 2000. Any such proposals should be directed to the attention of the Secretary for consideration or inclusion in the proxy materials relating to the next annual meeting. Any such proposals must comply in all respects with applicable SEC rules and regulations, and it is suggested that proponents of any proposals submit such proposals to us sufficiently in advance of the deadline by certified mail return receipt requested.

     If a stockholder wishes to submit a proposal at the annual meeting, but has not sought to have such proposal included in the proxy statement and form of proxy for such meeting, applicable SEC rules allow us to use our discretionary authority granted under the form of proxy to vote on such proposal unless the proponent of such proposal notifies us that he will seek to offer such proposal at the annual meeting and such notice is given to us no later than forty-five
(45) days prior to the anniversary of the prior year's proxy statement, i.e., by March 5, 2000 with respect to our next annual meeting; provided, however, if we change the date of next year's annual meeting by more than thirty (30) days from the anniversary of the date of this year's meeting, then notice of the stockholder proposal must be received a "reasonable" time before we mail our proxy materials for next year's annual meeting.

     With respect to nomination of directors, our By-Laws require shareholders to provide us with advance notice of any intent to nominate anyone for election to the board whose name is not listed in our proxy materials and generally require that such notice be given not less than sixty (60) days in advance of the meeting date. The requirements for giving proper notice are set forth in our By-Laws.

                            * FOLD AND DETACH HERE *
-------------------------------------------------------------------------------
                         SCIENTIFIC GAMES HOLDINGS CORP.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               OF SCIENTIFIC GAMES HOLDINGS CORP. (THE "COMPANY")
                    IN CONNECTION WITH THE ANNUAL MEETING OF
                     STOCKHOLDERS TO BE HELD ON MAY 19, 2000

    The undersigned hereby appoints William G. Malloy and C. Gray Bethea, Jr. and each of them, with full power of substitution as proxies and attorneys-in-fact on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of Scientific Games Holdings Corp. to be held on Friday, May 19, 2000 at 9:00 a.m., E.D.S.T at the Atlanta Windward Hilton Garden Inn, 4025 Windward Concourse, Alpharetta, Georgia 30005 and at any adjournment thereof with respect to such business as may properly come before the meeting or any and all adjournments thereof and to vote all shares of stock which the undersigned would be entitled to vote if then and there personally present.

    The proxies appointed hereby are instructed to vote as indicated herein on the following proposals as more fully described in the Company's Notice of Meeting of Stockholders and Proxy Statement, each dated April 19, 2000, receipt of which is hereby acknowledged, and in their discretion on any other business which may properly come before the meeting or any adjournment thereof.

    The Company's Board of Directors recommends voting FOR the nominees specified in Agenda Item No. 1, and FOR the proposal specified in Agenda Item No. 2, and the Proxy will be so voted unless otherwise specified.

                   Please vote by filling in the boxes below.

1. To elect William G. Malloy and Edith K. Manns as Class I Directors of the Company for terms ending with the 2003 Annual Meeting of Stockholders and until their successors are elected and qualified;


    [ ] FOR the two nominees                      [ ] WITHHOLD authority to vote
        (except as marked to the contrary below)      for the two nominees

Instructions: To withhold authority to vote for either individual nominee, write that nominee's name in the space provided below:

-------------------------------------------------------------------------------

                            * FOLD AND DETACH HERE *
-------------------------------------------------------------------------------
2. To ratify the selection by the Company's Board of Directors of Ernst & Young LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for 2000;


          [ ] FOR                       [ ] AGAINST             [ ] ABSTAIN

all as set forth in the Proxy Statement.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS INDICATED OR IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS FOR THE NOMINEES SPECIFIED IN AGENDA ITEM NO. 1, AND FOR THE PROPOSAL SPECIFIED IN AGENDA ITEM NO. 2.

                                    SIGNED:
                                           ------------------------------------
                                    SIGNED:
                                           ------------------------------------

                                    Please mark, then date and sign this proxy, exactly as your name(s) appear hereon, and return this entire proxy card in the enclosed postage paid envelope. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, guardian or in any other fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

                                    DATED:_________________________________2000
                                    If you also expect to attend the meeting, the Board of Directors requests you check the box below.

                                    [ ] I/WE PLAN TO ATTEND THE MEETING.